Exhibit 3.2
FOURTH AMENDED AND RESTATED BYLAWS

OF

BLOOMIN’ BRANDS, INC.

ARTICLE 1 - OFFICES

Section 1.1. Registered Office.

The registered office of Bloomin’ Brands, Inc., a Delaware corporation (the “Corporation”), shall be in the County of New Castle, State of Delaware.

Section 1.2. Other Offices.

The Corporation may also have offices at such other places, either within or outside of the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.

ARTICLE 2 - STOCKHOLDERS

Section 2.1. Annual Meeting.

An annual meeting of the stockholders of the Corporation for the election of directors to succeed those whose term expire and for the transaction of such other business as may properly come before the meeting shall be held at the place, if any, within or outside of the State of Delaware, on the date and at the time that the Board of Directors shall each year fix. Unless stated otherwise in the notice of the annual meeting of the stockholders of the Corporation, such annual meeting shall be at the principal office of the Corporation.

Section 2.2. Advance Notice of Nominations and Proposals of Business.

(a)Nominations of persons for election to the Board of Directors and proposals for other business to be transacted by the stockholders at an annual meeting of stockholders may be made (i) pursuant to the Corporation’s notice with respect to such meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any stockholder of record of the Corporation who (A) was a stockholder of record at the time of the giving of the notice contemplated in Section 2.2(b), (B) is entitled to vote at such meeting and (C) has complied with this Section 2.2. Subject to Section 2.2(i) and except as otherwise required by law, clause (iii) of this Section 2.2(a) shall be the exclusive means for a stockholder to make nominations or propose other business (other than proposals properly brought pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (as amended from time to time, the “Exchange Act”)) before an annual meeting of stockholders.

(b)Except as otherwise required by law, for nominations or proposals to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 2.2(a), (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation with the information contemplated by Section 2.2(c) including, without limitation, where applicable, delivery to the Corporation of timely and completed questionnaires as contemplated by Section 2.2(c), (ii) the business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware (the “DGCL”), and (iii) the stockholder shall also comply with applicable requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder applicable thereto. The notice requirements of this Section 2.2 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 under the Exchange Act and such stockholder’s proposal has been included in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting.

(c)To be timely for purposes of Section 2.2(b), a stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation on a date (i) not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the prior year’s annual meeting or (ii) if there was no annual meeting in the prior year or if the date of the current year’s annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, on or before 10 days after the day on which the date of the current year’s annual meeting is first disclosed in a public announcement. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the delivery of such notice. Such notice from a stockholder must state (i) as to each nominee that the stockholder proposes for election or reelection as a director, (A) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act and such nominee’s written consent to serve as a director if elected, and (B) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder, any Stockholder Associated Person (as defined below) or any of their respective affiliates or associates, on the one hand, and the proposed nominee or any of his or her affiliates or associates, on the other hand; (ii) as to each proposal that the stockholder seeks to bring before the meeting, a brief description of such proposal, the reasons for making the proposal at the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment) and any material interest that the stockholder has in the proposal; and (iii) (A) the name and address of the stockholder giving the notice and the Stockholder Associated Persons, if any, on whose behalf the nomination or proposal is made, (B) the class (and, if applicable, series) and number of shares of stock of the Corporation that are, directly or indirectly, owned beneficially or of record by the stockholder or any Stockholder Associated Person, (C) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the Corporation or with a value derived in whole or in part from the value of any class (or, if applicable, series) of shares of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such stockholder or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Corporation of the stockholder or any Stockholder Associated Person, (D) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any securities of the Corporation, (E) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or beneficially owns, directly or indirectly, an interest in a general partner, (F) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the shares of stock of the Corporation or Derivative Instruments, (G) any other information relating to such stockholder or any Stockholder Associated Person, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations of the Commission thereunder, (H) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (I) a certification as to whether or not the stockholder and all Stockholder Associated Persons, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and each Stockholder Associated Person’s acquisition of shares of stock or other securities of the Corporation and the stockholder’s and each Stockholder Associated Person’s acts or omissions as a stockholder (or beneficial owner of securities) of the Corporation, and (J) whether either the stockholder intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least 67% of the voting power of shares entitled to vote on the election of directors. For purposes of these bylaws, a “Stockholder Associated Person” of any stockholder means (i) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Exchange Act) of such stockholder, (ii) any beneficial owner of any stock or other securities of the Corporation owned of record or beneficially by such stockholder, (iii) any person directly or indirectly controlling, controlled by or under common control with any such Stockholder Associated Person referred to in clause (i) or (ii) above, and (iv) any person acting in concert in respect of any matter involving the Corporation or its securities with either such stockholder or any beneficial owner of any stock or other securities of the Corporation owned of record or beneficially by such stockholder. In addition, in order for a nomination to be properly brought before an annual or special meeting by a stockholder pursuant to clause (iii) of Section 2.2(a), any nominee proposed by a stockholder shall complete a questionnaire, in a form provided by the Corporation, and deliver a signed copy of such completed questionnaire to the Corporation within 10 days of the date that the Corporation makes available to the stockholder seeking to make such nomination or such nominee the form of such questionnaire. The Corporation may require any proposed nominee to furnish such other information as may be reasonably requested by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee. The information required to be included in a notice pursuant to this Section 2.2(c) shall be provided as of the date of such notice and shall be supplemented by the stockholder not later than 10 days after the record date for the determination of stockholders entitled to notice of the meeting to disclose any changes to such information as of the record date. The information required to be included in a notice pursuant to this Section 2.2(c) shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is directed to prepare and submit the notice required by this Section 2.2(c) on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such beneficial owner. In addition, notwithstanding the foregoing, a stockholder who has delivered a notice of nomination pursuant to this Section 2.2 shall also comply with Rule 14a-19 under the Exchange Act and, upon request of the Corporation, shall, not later than five business days prior to the date of the applicable meeting of stockholders, deliver to the Corporation reasonable evidence of such compliance.

(d)Subject to the certificate of incorporation of the Corporation (the “Certificate of Incorporation”), Section 2.2(i) and applicable law, only persons nominated in accordance with procedures stated in this Section 2.2 shall be eligible for election as and to serve as members of the Board of Directors and the only business that shall be conducted at an annual meeting of stockholders is the business that has been brought before the meeting in accordance with the procedures set forth in this Section 2.2. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any proposal has been made according to the procedures stated in this Section 2.2 and, if any nomination or proposal does not comply with this Section 2.2, unless otherwise required by law, the nomination or proposal shall be disregarded.

(e)For purposes of this Section 2.2, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed or furnished by the Corporation with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(f)Notwithstanding the foregoing provisions of this Section 2.2, a stockholder shall also comply with applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.2. Nothing in this Section 2.2 shall affect any rights, if any, of stockholders to request inclusion of nominations or proposals in the Corporation’s proxy statement pursuant to applicable provisions of federal law, including the Exchange Act.

(g)Notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business or does not provide the information required by Section 2.2(c), including any required supplement thereto, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.2 and Section 2.3, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(h)Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.2 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting upon such election and who complies with this Section 2.2 and the applicable requirements of the Exchange Act and the rules and regulations thereunder (including Rule 14a-19). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (b) of this Section 2.2 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which a public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting and not earlier than the close of business on the 120th day prior to such special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(i)     All provisions of this Section 2.2 are subject to, and nothing in this Section shall in any way limit the exercise, or the method or timing of the exercise of the rights of any person granted by the Corporation to nominate directors, which rights may be exercised without compliance with the provisions of this Section 2.2.

Section 2.3. Special Meetings; Notice.

(a)    Special meetings of the stockholders of the Corporation (i) may be called by or at the direction of the Board of Directors pursuant to a written resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies, or (ii) subject to the provisions of this Section 2.3 and any other applicable provisions of these Bylaws, shall be called by the Board of Directors upon the written request (a “Stockholder Special Meeting Request”) received by the Secretary of the Corporation from holders of record or beneficial owners (each, a “Requesting Stockholder” and, collectively, the “Requesting Stockholders”) (A) representing in the aggregate at least twenty-five percent (25%) (the “Requisite Percentage”) of the voting power of the Corporation’s shares of capital stock entitled to vote on the matter or matters to be brought before the proposed special meeting (a “Stockholder Requested Special Meeting”); provided that such shares have been “owned” continuously by such Requesting Stockholders for at least one year prior to the date of the Stockholder Special Meeting Request (the “One-Year Period”) and (B) that have complied in full with the requirements set forth in these Bylaws.

For purposes of this Section 2.3, shares of stock of the Corporation shall be deemed “owned” if and only if the holder possess both (x) full voting and investment rights pertaining to the shares and (y) a full economic interest in the shares (i.e., shares for which the holder has not only the opportunity to profit, but is also exposed to the risk of loss); provided, however, that the number of shares calculated in accordance with the foregoing clauses (x) and (y) shall not include any shares: (A) sold by such person or any of its affiliates in any transaction that has not been settled or closed; (B) borrowed by such holder or any of its affiliates for any purposes or purchased by such holder or any of its affiliates pursuant to an agreement to resell; or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of stock of the Corporation entitled to vote at the Stockholder Requested Special Meeting, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such holder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting, or altering to any degree the gain or loss arising from the full economic ownership of such shares by such holder or affiliate. Shares held in the name of a nominee or other intermediary shall be deemed “owned” by a holder so long as the holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A holder’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the holder, but not during any period in which the holder has loaned the shares. The determination of the extent to which shares of stock of the Corporation are “owned” by a holder for these purposes shall be made in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its stockholders.

(b)    In order for a Stockholder Requested Special Meeting to be called, the Stockholder Special Meeting Request must be signed and dated by the Requesting Stockholders or their duly authorized agents who are entitled to cast not less than the Requisite Percentage of votes on the matter or matters proposed to be brought before the Stockholder Requested Special Meeting and must be delivered by registered mail, return receipt requested, to the Secretary of the Corporation at the principal executive offices of the Corporation. Any Stockholder Special Meeting Request shall set forth with particularity: (i) the Requesting Stockholder(s) as they appear on the books of the Corporation, and if any Requesting Stockholder holds for the benefit of another, the name and address of such beneficial owner and of any Stockholder Associated Person; (ii) the class (and, if applicable, series) and number of shares of stock of the Corporation that are, directly or indirectly, owned beneficially or of record by each Requesting Stockholder and Stockholder Associated Person and documentary evidence that the Requesting Stockholder(s) have owned the Requisite Percentage of shares continuously for the One-Year Period, from a person and in a form acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act, or any successor or replacement rule; (iii) an agreement by each Requesting Stockholder to promptly notify the Corporation upon any decrease in the number of shares owned by such Requesting Stockholder occurring between the date on which the Stockholder Special Meeting Request is received by the Secretary of the Corporation and the date of the Stockholder Requested

Stockholder Meeting and an acknowledgement by each Requesting Stockholder that the Stockholder Special Meeting Request shall be deemed to be revoked and any meeting scheduled in response may be canceled if the shares owned by the Requesting Stockholders do not represent ownership of at least the Requisite Percentage at all times between the date on which the Stockholder Special Meeting Request is received by the Secretary of the Corporation and the date of the Stockholder Requested Special Meeting; (iv) as to each matter that the Requesting Stockholder seeks to bring before the Stockholder Requested Special Meeting, a brief description of such matter, the reasons for bringing such matter to be brought before the Stockholder Requested Special Meeting, the text of the matter or proposal at the Stockholder Requested Special Meeting (including the text of any resolutions proposed for consideration and in the extent that such matter or proposal includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment) and any material interest that the Requesting Stockholder has in the proposal or business; and (v) the information required by Section 2.2(c) of these Bylaws. The only business that may be conducted at the Stockholder Requested Special Meeting properly requested by the Requesting Stockholders shall be the business proposed in the Stockholder Meeting Special Request and set forth in the notice of such Stockholder Requested Special Meeting; provided, however, that the Board of Directors shall have the authority in its sole and final discretion to submit additional matters in the notice for such Stockholder Requested Special Meeting and to cause other business to be transacted at such Stockholder Requested Special Meeting.

(c)    After receiving a Stockholder Special Meeting Request, the Board of Directors shall determine in good faith whether the Requesting Stockholders have satisfied the requirements set forth in these Bylaws, which determination shall be conclusive and binding, and the Corporation shall notify the Requesting Stockholders of the Board of Directors’ determination. If the Board of Directors determines that the Stockholder Special Meeting Request complies with the provisions of these Bylaws and that the proposal to be considered or business to be conducted is a proper subject for stockholder action under applicable law, the Company’s Certificate of Incorporation, or these Bylaws, the Board of Directors shall call and send notice of a Stockholder Requested Special Meeting for the purpose(s) set forth in the Stockholder Special Meeting Request, as well as any additional purpose(s) deemed advisable in the sole and final discretion of the Board of Directors in accordance with Section 2.4 of these Bylaws. The Board of Directors shall determine the place, if any, date and time for such Stockholder Requested Special Meeting, which date shall be not later than 90 days after the date on which the Board of Directors determines that the Stockholder Special Meeting Request satisfies the requirements set forth in these Bylaws. The Board of Directors shall also set a record date for the determination of stockholders entitled to vote at such Stockholder Requested Special Meeting in the manner set forth in Section 6.5 of these Bylaws. Each Requesting Stockholder is required to update the information required by this Section 2.3 as of a date within 10 business days after such record date and as of a date within five business days before the date of such Stockholder Requested Special Meeting. The Board of Directors may adjourn, postpone, reschedule, or, if in accordance with these Bylaws, cancel any Stockholder Requested Special Meeting previously scheduled pursuant to this Section 2.3.

(d)    In determining whether a Stockholder Requested Special Meeting has been requested by Requesting Stockholders representing in the aggregate at least the Requisite Percentage, multiple Stockholder Special Meeting Requests received by the Secretary of the Corporation will be considered together only if: (i) each Stockholder Special Meeting Request identifies substantially the same purpose or purposes of, and substantially the same matters proposed to be acted on at, the Stockholder Requested Special Meeting (in each case as determined in good faith in the sole and final discretion of the Board of Directors), which if such purpose is the removal of directors, will mean that the exact same person or persons are proposed for removal in each relevant request; and (ii) such Stockholder Special Meeting Requests have been dated and received by the Secretary of the Corporation within 30 days of the earliest dated Stockholder Special Meeting Request that was submitted in accordance with the requirements of this Section 2.3.

(e)    Notwithstanding the foregoing provisions of this Section 2.3, the Board of Directors shall not be required to call a Stockholder Requested Special Meeting if: (i) the Stockholder Special Meeting Request does not strictly comply with each applicable requirement of these Bylaws; (ii) the business specified in the Stockholder Special Meeting Request is not a proper subject for stockholder action under applicable law, the Company’s Certificate of Incorporation, or these Bylaws; (iii) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 90 days after the Secretary receives the Stockholder Special Meeting Request and the Board of Directors determines that the business of such meeting includes, among any other matters properly brought before the annual or special meeting) an identical or substantially similar item of business as the business specified in the Stockholder Special Meeting Request (“Similar Business”); (iv) the Stockholder Special Meeting Request is received by the Secretary during the period commencing 90 days prior to the anniversary date of the prior year’s annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders; (v) Similar Business was presented at any meeting of stockholders held within 120 days prior to receipt by the Secretary of the Stockholder Special Meeting Request; (vi) two or more Stockholder Requested Special Meetings have been held within the twelve-month period prior to the date the Stockholder Special Meeting Request is received by the Secretary; (vii) the Stockholder Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; or (viii) any information submitted pursuant to this Section 2.3 by any Requesting Stockholder is inaccurate in any material respect. For purposes of this Section 2.3, the removal of directors shall be “Similar Business” with respect to all items of business involving the nomination, election, or removal of directors, the changing of the size of the Board of Directors, and the filling of vacancies and/or newly created directorships. In addition, if none of the Requesting Stockholders who submitted a Stockholder Special Meeting Request appears or sends a qualified representative (as defined in Section 2.2(g)) to present the matters for consideration that were specified in the Stockholder Special Meeting Request, the Corporation need not present such matter for a vote at such Stockholder Requested Special Meeting regardless of whether proxies have been solicited with respect to such matters.

(f)    Any stockholder who submitted a Stockholder Special Meeting Request may revoke its written request by written revocation received by the Secretary at the principal executive offices of the Corporation at any time prior to the Stockholder Requested Special Meeting. A Stockholder Special Meeting Request shall be deemed revoked and any meeting scheduled in response may be canceled if the Requesting Stockholders do not continue to own at least the Requisite Percentage at all times between the date the Stockholder Special Meeting Request is received by the Secretary and the date of the applicable Stockholder Requested Special Meeting, and each Requesting Stockholder shall promptly notify the Secretary of any decrease in ownership of the number of shares owned by such Requesting Stockholder. If, as a result of any revocations, there are no longer valid unrevoked written Stockholder Special

Meeting Requests from Requesting Stockholders holding the Requisite Percentage, there shall be no requirement to call or hold the Stockholder Requested Special Meeting.

(g)    The Board of Directors and any other person or body authorized by the Board of Directors shall have the power and authority to interpret this Section 2.3 and to make any and all determinations necessary or advisable to apply this Section 2.3 to any persons, facts or circumstances, including but not limited to whether outstanding shares of the Corporation’s capital stock are “owned” for purposes of meeting the Requisite Percentage of this Section 2.3, whether a Stockholder Special Meeting Request complies with the requirements of this Section 2.3, and whether any and all requirements of this Section 2.3 have been satisfied. The Board of Directors and any other person or body authorized by the Board of Directors may require a Requesting Stockholder to furnish any additional information as may be reasonably required by the Board of Directors, as determined solely and exclusively by the Board of Directors with such determination being final and binding, to permit the Board of Directors and any other person or body authorized by the Board of Directors to make any such interpretation or determination, and each Requesting Stockholder shall provide such information to the Board of Directors within 10 business days of such request. Any such interpretation or determination adopted in good faith by the Board of Directors or any other person or body authorized by the Board of Directors shall be final, conclusive, and binding on all persons, including without limitation the Corporation and all Requesting Stockholders.

Section 2.4. Notice of Meetings.

Notice of the place, if any, date and time of all meetings of stockholders of the Corporation, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such meeting, and, in the case of all special meetings of stockholders, the purpose or purposes of the meeting, shall be given, not less than 10 nor more than 60 days before the date on which such meeting is to be held, to each stockholder entitled to notice of the meeting.

The Corporation may postpone or cancel any previously called annual or special meeting of stockholders of the Corporation by making a public announcement (as defined in Section 2.2(e)) of such postponement or cancellation prior to the meeting. When a previously called annual or special meeting is postponed to another time, date or place, if any, notice of the place (if any), date and time of the postponed meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such postponed meeting, shall be given in conformity with this Section 2.4 unless such meeting is postponed to a date that is not more than 60 days after the date that the initial notice of the meeting was provided in conformity with this Section 2.4.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting, or if after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting the Board of Directors shall fix a new record date for notice of such adjourned meeting in conformity herewith and such notice shall be given to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted that may have been transacted at the original meeting.

Section 2.5. Quorum.

At any meeting of the stockholders, the holders of shares of stock of the Corporation entitled to cast a majority of the total votes entitled to be cast by the holders of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors (“Voting Stock”), present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number is required by applicable law or the Certificate of Incorporation. If a separate vote by one or more classes or series is required, the holders of shares entitled to cast a majority of the total votes entitled to be cast on the matter by the holders of the shares of the class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

Section 2.6. Organization.

The Chairman of the Board of Directors or, in his or her absence, the person whom the Board of Directors designates or, in the absence of that person or the failure of the Board of Directors to designate a person, the President of the Corporation or, in his or her absence, the person chosen by the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders of the Corporation and act as chairman of the meeting. In the absence of the Secretary or any Assistant Secretary of the Corporation, the secretary of the meeting shall be the person the chairman appoints.

Section 2.7. Conduct of Business.

The chairman of any meeting of stockholders of the Corporation shall determine the order of business and the rules of procedure for the conduct of such meeting, including the manner of voting and the conduct of discussion as he or she determines to be in order.

The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason, including, without limitation, lack of a quorum) to adjourn the meeting to another place, if any, date and time, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter of business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.8. Proxies; Inspectors.

(a)    At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by applicable law.

(b)    Prior to a meeting of the stockholders of the Corporation, the Corporation shall appoint one or more inspectors to act at a meeting of stockholders of the Corporation and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by applicable law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before beginning the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspectors. The inspectors shall have the duties prescribed by applicable law.

Section 2.9. Voting.

Except as otherwise required by the rules or regulations of any stock exchange applicable to the Corporation or pursuant to any law or regulation applicable to the Corporation or its securities or by the Certificate of Incorporation or these bylaws, all matters other than the election of directors shall be determined by a majority of the votes cast on the matter affirmatively or negatively.

At all meetings of stockholders for the election of directors at which a quorum is present, each director shall be elected by the vote of the majority of the votes cast with respect to the director nominee; provided, however, that if, as of a date that is five business days in advance of the date that the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Commission, the number of director nominees exceeds the number of directors to be elected (a “Contested Election”), the directors (not exceeding the authorized number of directors as fixed by the Board of Directors in accordance with the Certificate of Incorporation) shall be elected by a plurality of the voting power of the shares of stock entitled to vote who are present, in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 2.9, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).

If, in an election that is not a Contested Election, a director does not receive a majority of the votes cast “for” his or her election, such director shall promptly submit an irrevocable resignation to the Nominating and Corporate Governance Committee, or such other committee designated by the Board of Directors pursuant to these bylaws. Such committee shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by filing a Form 8-K or other appropriate disclosure with the Commission) its decision regarding the resignation and the rationale for its decision within 90 days following certification of the election results. The committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant. If the resignation is accepted, such resignation or removal shall automatically constitute resignation or removal, as applicable, from all Board committees.

No director who, in accordance with this Section 2.9, is required to tender his or her resignation, shall participate in the committee's deliberations or recommendation, or in the Board's deliberations or determination, with respect to accepting or rejecting his or her resignation as a director. If a majority of the members of the Nominating and Corporate Governance Committee failed to receive the required number of votes for re-election, then the independent directors then serving on the Board who were elected, and the directors, if any, who were not standing for election, will appoint an ad hoc Board committee from amongst themselves, consisting of such number of directors, but no less than three, as they may determine to be appropriate, solely for the purpose of considering and making a recommendation to the Board of Directors with respect to the tendered resignations. This committee shall serve in place of the Nominating and Corporate Governance Committee and perform its duties for purposes of this Section 2.9. Notwithstanding the foregoing, if there are not at least three directors eligible to serve on such committee, then the entire Board of Directors (other than the director whose resignation is being considered) will make the determination to accept or reject the tendered resignation without any recommendation from a committee.

If the Board of Directors accepts a director’s resignation pursuant to this Section 2.9, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to Article V, Section (a) of the Certificate of Incorporation.

Section 2.10. Action by Written Consent.

Except as otherwise provided in the Certificate of Incorporation, stockholders may not take any action by written consent in lieu of a meeting of stockholders.

Section 2.11. Stock List.

A complete list of stockholders of the Corporation entitled to vote at any meeting of stockholders of the Corporation, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any such stockholder, for any purpose germane to a meeting of the stockholders of the Corporation, for a period of at least 10 days before the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Corporation; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before such meeting date. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Except as otherwise provided by law, the stock ledger shall be the sole evidence of the identity of the stockholders entitled to vote at a meeting and the number of shares held by each stockholder.

ARTICLE 3 - BOARD OF DIRECTORS

Section 3.1. General Powers and Qualifications of Directors.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these bylaws expressly confer upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL or by the Certificate of Incorporation or by these bylaws required to be exercised or done by the stockholders. Directors need not be stockholders of the Corporation to be qualified for election or service as a director of the Corporation.

Section 3.2. Removal; Resignation.

Directors may only be removed as set forth in the Certificate of Incorporation. Any director may resign at any time upon notice given in writing, including by electronic transmission, to the Corporation. Such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.3. Regular Meetings.

Regular meetings of the Board of Directors shall be held at the place (if any), on the date and at the time as shall have been established by the Board of Directors and publicized among all directors. A notice of a regular meeting, the date of which has been so publicized, shall not be required.

Section 3.4. Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President or by two or more directors then in office. Notice of the place, if any, date and time of each special meeting shall be given to each director either (a) by mailing written notice thereof not less than five days before the meeting, or (b) by telephone, facsimile or other means of electronic transmission providing notice thereof not less than twenty-four hours before the meeting. Any and all business may be transacted at a special meeting of the Board of Directors.

Section 3.5. Quorum.

At any meeting of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for all purposes.

If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, if any, date or time, without further notice or waiver thereof.

Section 3.6. Participation in Meetings By Conference Telephone or Other Communications Equipment.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee thereof by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other director, and such participation shall constitute presence in person at the meeting.

Section 3.7. Conduct of Business.

At any meeting of the Board of Directors or any committee thereof, business shall be transacted in the order and manner that the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, provided a quorum is present at the time such matter is acted upon, except as otherwise provided in the Certificate of Incorporation or these bylaws or required by applicable law. The Board of Directors or any committee thereof may take action without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings, or electronic transmission or electronic transmissions, are filed with the minutes of proceedings of the Board of Directors or any committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.8. Compensation of Directors.

The Board of Directors shall be authorized to fix the compensation of directors. The directors of the Corporation shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be reimbursed a fixed sum for attendance at each meeting of the Board of Directors, paid an annual retainer or paid other compensation, including equity compensation, as the Board of Directors determines. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees shall have their expenses, if any, of attendance of each meeting of such committee reimbursed and may be paid compensation for attending committee meetings or being a member of a committee.

ARTICLE 4 - COMMITTEES

Section 4.1. Committees of the Board of Directors.

The Board of Directors may designate one or more committees of the Board of Directors, each with such lawfully delegable powers and duties as the Board of Directors thereby confers, to serve at the pleasure of the Board of Directors and shall appoint one or more directors to serve as the member or members of such committee or committees, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of any committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. All provisions of this Section 4.1 are subject to, and nothing in this Section 4.1 shall in any way limit the exercise, or method or timing of the exercise of the rights of any person granted by the Corporation with respect to the existence, duties, composition or conduct of any committee of the Board of Directors.

Section 4.2. Committee Meetings; Quorum; Procedure; Notice.

(a)    Regular meetings of any committee of the Board of Directors may be held at such times and places (if any) as shall be fixed by the chairman of the committee or by resolution adopted by a majority of the members thereof, or in such other manner as provided by the Board of Directors in the committee’s charter, unless the Board of Directors otherwise provides.

(b)    Special meetings of any committee of the board shall be called by the chairman of the committee or in such other manner as provided by the Board of Directors in the committee’s charter or by resolution adopted by the majority of the members of the committee. Any special meeting of any committee of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present in person or by any of the means designated in Section 3.6 hereof as constituting presence in person at the meeting.

(c)    A majority of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee, except as otherwise provided in Section 4.1 hereof. Any committee of the Board of Directors may adopt such rules and regulations not inconsistent with the Certificate of Incorporation, these bylaws, its charter or applicable law for the conduct of its meetings as the committee may deem proper.

(d)    Unless otherwise provided by these bylaws or any such rules or resolutions, notice of the time and place (if any) of any meeting of a committee shall be given to each member of such committee as provided in Section 3.3 or Section 3.4 of these bylaws with respect to notices of meetings of the Board of Directors.

ARTICLE 5 - OFFICERS

Section 5.1. Generally.

The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents and a Secretary. The Board of Directors may also designate as officers a President, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers and agents as it shall deem necessary. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The compensation of officers appointed by the Board of Directors shall be determined from time to time by the Board of Directors or a committee thereof or by the officers as may be designated by resolution of the Board of Directors.

Section 5.2. Chairman of the Board.

The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

Section 5.3. Chief Executive Officer.

The Chief Executive Officer shall have, subject to the supervision, direction and control of the Board of Directors, the general powers and duties of supervision, direction, and management of the business and affairs of the Corporation, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition, the Chief Executive Officer shall have such other powers and perform such other duties as may be delegated to him or her by the Board of Directors or as are set forth in the Certificate of Incorporation or these bylaws. If the Board of Directors has not elected or appointed a President or the office of the President is otherwise vacant, and no officer otherwise functions with the powers and duties of the President, then, unless otherwise determined by the Board of Directors, the Chief Executive Officer shall also have all the powers and duties of the President.

Section 5.4. President.

The President, if there is such an officer and the Board of Directors so directs, shall serve as chief operating officer and have the powers and duties customarily and usually associated with the office of chief operating officer unless the Board of Directors provides for another officer to serve as chief operating officer (or to have the powers and duties of chief operating officer). The President shall have such other powers and perform such other duties as may be delegated to him or her from time to time by the Board of Directors or the Chief Executive Officer. If the Board of Directors has not elected or appointed a Chief Executive Officer or the office of Chief Executive Officer is otherwise vacant, then, unless otherwise determined by the Board of Directors, the President shall also have all the powers and duties of the Chief Executive Officer.

Section 5.5. Vice President.

Each Vice President shall have the powers and duties delegated to him or her by the Board of Directors or the President. One Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 5.6. Secretary and Assistant Secretaries.

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform other duties as the Board of Directors may from time to time prescribe.

Any Assistant Secretary, if there is such an officer, shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors), shall perform the duties and exercise the powers of the Secretary.

Section 5.7. Chief Financial Officer, Treasurer and Assistant Treasurers.

The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time. The Chief Executive Officer or President may direct the Treasurer or any Assistant Treasurer, if there is such an officer, to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

Section 5.8. Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 5.9. Removal.

The Board of Directors may remove any officer of the Corporation at any time, with or without cause.

Section 5.10. Action with Respect to Securities of Other Companies.

Unless otherwise directed by the Board of Directors, the Chief Executive Officer, the President, or any officer of the Corporation authorized thereby, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or equity holders of, or with respect to any action of, stockholders or equity holders of any other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other entity.

ARTICLE 6 - STOCK

Section 6.1. Certificates of Stock.

Shares of the stock of the Corporation may be certificated or uncertificated, as provided in the DGCL. Stock certificates shall be signed by, or in the name of the Corporation by, (i) the Chairman of the Board (if any) or the vice-chairman of the Board (if any), the Chief Executive Officer, the President or a Vice President, and (ii) the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, or the Chief Financial Officer, certifying the number of shares owned by such stockholder. Any signatures on a certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 6.2. Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation (within or outside of the State of Delaware) or by transfer agents designated to transfer shares of the stock of the Corporation.

Section 6.3. Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to regulations as the Board of Directors may establish concerning proof of the loss, theft or destruction and concerning the giving of a satisfactory bond or indemnity, if deemed appropriate.

Section 6.4. Regulations.

The issue, transfer, conversion and registration of certificates of stock of the Corporation shall be governed by other regulations as the Board of Directors may establish.

Section 6.5. Record Date.

(a)In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining stockholders entitled to vote. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)If and to the extent that stockholder action by written consent is permitted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE 7 - INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 7.1. Indemnification.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (an “Indemnitee”) who was or is made, or is threatened to be made, a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or an officer of the Corporation or, while a director or an officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, member, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise (including, but not limited to, service with respect to employee benefit plans) (any such entity, an “Other Entity”), against all liability and loss suffered (including, but not limited to, expenses (including, but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such Proceeding). Notwithstanding the preceding sentence, the Corporation shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation or the Proceeding (or part thereof) relates to the enforcement of the Corporation’s obligations under this Section 7.1.

Section 7.2. Advancement of Expenses.

The Corporation shall to the fullest extent not prohibited by applicable law pay, on an as- incurred basis, all expenses (including, but not limited to attorneys’ fees and expenses) incurred by an Indemnitee in investigating, responding to, defending or testifying in any Proceeding in advance of its final disposition. Such advancement shall be unconditional, unsecured and interest free and shall be made without regard to Indemnitee’s ability to repay any expenses advanced; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an unsecured undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article 7 or otherwise.

Section 7.3. Claims.

If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article 7 is not paid in full within sixty days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 7.4. Insurance.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, member, trustee or agent of an Other Entity, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article 7 or the DGCL.

Section 7.5. Survival; Non-Exclusivity of Rights.

The rights conferred on any Indemnitee by this Article 7 shall continue as to a person who has ceased to be a director or officer of the Corporation and are not exclusive of other rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise. Any such rights shall inure to the benefit of the heirs and legal representatives of such Indemnitee. The Corporation may enter into agreements with any Indemnitee for the purpose of providing for indemnification or advancement of expenses.

Section 7.6. Amounts Received from an Other Entity.

Subject to Section 7.7, the Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at the Corporation’s request as a director, officer, employee, member, trustee or agent of an Other Entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such Other Entity.

Section 7.7. Indemnification Priority.

As between the Corporation and any other person (other than an entity directly or indirectly controlled by the Corporation) who provides indemnification to the Indemnitees for their service to, or on behalf of, the Corporation (collectively, the “Secondary Indemnitors”) (i) the Corporation shall be the full indemnitor of first resort in respect of indemnification or advancement of expenses in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with the terms of this Article 7, irrespective of any right of indemnification, advancement of expenses or other right of recovery any Indemnitee may have from any Secondary Indemnitor or any right to insurance coverage that Indemnitee may have under any insurance policy issued to any Secondary Indemnitor (i.e., the Corporation’s obligations to such Indemnitees are primary and any obligation of any Secondary Indemnitor, or any insurer of any Secondary Indemnitor, to advance expenses or to provide indemnification or insurance coverage for the same loss or liability incurred by such Indemnitees is secondary to the Corporation’s obligations), (ii) the Corporation shall be required to advance the full amount of expenses incurred by any such Indemnitee and shall be liable for the full amount of all liability and loss suffered by such Indemnitee (including, but not limited to, expenses (including, but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such Proceeding), without regard to any rights any such Indemnitee may have against any Secondary Indemnitor or against any insurance carrier providing insurance coverage to Indemnitee under any insurance policy issued to a Secondary Indemnitor, and (iii) the Corporation irrevocably waives, relinquishes and releases each Secondary Indemnitor from any and all claims against such Secondary Indemnitor for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation shall indemnify each Secondary Indemnitor directly for any amounts that such Secondary Indemnitor pays as indemnification or advancement on behalf of any such Indemnitee and for which such Indemnitee may be entitled to indemnification from the Corporation in connection with Jointly Indemnifiable Claims. No right of indemnification, advancement of expenses or other right of recovery that an Indemnitee may have from any Secondary Indemnitor shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Corporation hereunder. No advancement or payment by any Secondary Indemnitor on behalf of any such Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Corporation shall affect the foregoing, and the Secondary Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Corporation. Each Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure the rights of such Indemnitee’s Secondary Indemnitors under this Section 7.7, including the execution of such documents as may be necessary to enable the Secondary Indemnitors effectively to bring suit to enforce such rights, including in the right of the Corporation. Each of the Secondary Indemnitors shall be third-party beneficiaries with respect to this Section 7.7, entitled to enforce this Section 7.7. As used in this Section 7.7, the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any action, suit, proceeding or other matter for which an Indemnitee shall be entitled to indemnification, reimbursement, advancement of expenses or insurance coverage from both a Secondary Indemnitor (or an insurance carrier providing insurance coverage to any Secondary Indemnitor) and the Corporation, whether pursuant to Delaware law (or other applicable law in the case of any Secondary Indemnitor), any agreement or certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of the Corporation or the Secondary Indemnitors or any insurance policy providing insurance coverage to any Secondary Indemnitor, as applicable.

Section 7.8. Amendment or Repeal.

Any right to indemnification or to advancement of expenses of any Indemnitee arising hereunder shall not be eliminated or impaired by an amendment to or repeal of this Article 7 after the occurrence of the act or omission that is the subject of the Proceeding or other matter for which indemnification or advancement of expenses is sought.

Section 7.9. Other Indemnification and Advancement of Expenses.

This Article 7 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

Section 7.10. Reliance.

Indemnitees who after the date of the adoption of this Article 7 become or remain an Indemnitee described in Section 7.1 will be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in this Article 7 in entering into or continuing the service. The rights to indemnification and to the advancement of expenses conferred in this Article 7 will apply to claims made against any Indemnitee described in Section 7.1 arising out of acts or omissions that occurred or occur either before or after the adoption of this Article 7 in respect of service as a director or officer of the corporation or other service described in Section 7.1.

Section 7.11. Successful Defense.

In the event that any proceeding to which an Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including, without limitation, settlement of such proceeding with or without payment of money or other consideration) it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such proceeding for purposes of Section 145(c) of the DGCL. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

ARTICLE 8 - NOTICES

Section 8.1. Methods of Notice.

Except as otherwise provided herein, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation or given as permitted by applicable law. If mailed, notice to a stockholder of the Corporation shall be deemed given when deposited in the mail, postage prepaid, directed to a stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders of the Corporation may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 8.2. Waivers.

A written waiver of any notice, signed by a stockholder or director, or a waiver of any notice by electronic transmission by such person or entity, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person or entity. Neither the business nor the purpose of any meeting need be specified in the waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE 9 - MISCELLANEOUS

Section 9.1. Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary, Assistant Treasurer or the Chief Financial Officer.

Section 9.2. Reliance upon Books, Reports, and Records.

Each director and each member of any committee designated by the Board of Directors of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers, agents or employees, or committees of the Board of Directors so designated, or by any other person or entity as to matters which such director or committee member reasonably believes are within such other person’s or entity’s professional or expert competence and that has been selected with reasonable care by or on behalf of the Corporation.

Section 9.3. Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 9.4. Time Periods.

In applying any provision of these bylaws that requires that an act be done or not be done a specified number of days before an event or that an act be done during a specified number of days before an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE 10 - AMENDMENTS

These bylaws may be altered, amended or repealed in accordance with the Certificate of Incorporation and the DGCL.